UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2005

INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations And Financial Condition.

On February 28, 2005, Inverness Medical Innovations, Inc. issued a press release entitled “Inverness Medical Innovations Announces Fourth Quarter 2004 Results,” a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.

As Inverness previously announced, in early December 2004 the United States Court of Appeals for the Federal Circuit granted a temporary stay of the injunction the preliminary injunction against Acon Laboratories issued by the United States District Court for the District of Massachusetts pending consideration by the Federal Circuit of a Motion to Stay the temporary injunction filed by Acon. On February 22, 2005, the Federal Circuit ruled on Acon’s Motion to Stay and continued its stay of the preliminary injunction against Acon pending resolution of Acon’s pending appeal from the preliminary injunction order.  The Federal Circuit’s recent decision was made on the ground that the District Court may not adequately have considered one of Acon’s defenses.  Inverness intends to continue to pursue its case against Acon in the District Court.

Item 8.01.  Other Events.

On February 25, 2005, Inverness Medical Innovations, Inc. and its wholly owned subsidiaries Inverness Medical Switzerland, GmbH and Stirling Medical Innovations Limited entered into a Research and Development Agreement with ITI Scotland Limited, whereby ITI Scotland agreed to provide Inverness with £30 million, or approximately $57 million, over three years to partially fund research and development programs. The funds will be provided through an economic and business development initiative of ITI Scotland known as ITI Life Sciences. The programs will focus on identifying novel biomarkers and near-patient and home use tests for cardiovascular and other diseases. The funding from ITI will allow for expansion of Inverness’ existing cardiology related research and development efforts. Over the next three years Inverness has committed to invest $72 million of its planned research and development spending in the programs covered by this funding.  Through its wholly owned subsidiary, Stirling Medical Innovations Limited, Inverness will establish a new research center in Stirling Scotland where it will consolidate many of it existing cardiology programs and ultimately commercialize products arising from the successful efforts of the research and development.  Pursuant to a related Exploitation Agreement between the same parties, Inverness will retain all rights to intellectual property arising out of the programs to the extent relevant to human healthcare, though it will pay a royalty to ITI based on revenues on the sales of products developed through the program.  ITI will acquire from Inverness a royalty bearing, exclusive license to the intellectual property for other uses.  Inverness has also agreed that it will commit certain minimum amounts to the commercial exploitation of any products developed by it using the technology.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

*99.1	Press Release dated February 28, 2005, entitled “Inverness Medical Innovations Announces Fourth Quarter 2004 Results”

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: February 28, 2005	By:	/s/ Christopher J. Lindop
Christopher J. Lindop
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*99.1	Press Release dated February 28, 2005, entitled “Inverness Medical Innovations Announces Fourth Quarter 2004 Results”

*  Filed herewith.